EXHIBIT 23(a)





          Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated August 12, 1994 included in Delta Natural Gas Company, Inc.'s Form 10-K for the year ended June 30, 1994 and in Delta Natural Gas Company, Inc.'s 1994 Annual Report to shareholders and to all references to our Firm indicated in this registration statement.





Louisville, Kentucky
   November 30, 1994                    Arthur Andersen LLP